Exhibit 10.1

July 1, 2024

Microbot Medical Inc.

288 Grove Street, Suite 388

Braintree, MA 02184

Attention: Harel Gadot, President, CEO and Chairman

Dear Mr. Gadot:

Reference is made to the At The Market Offering Agreement, dated as of June 10, 2021 (the “ATM Agreement”), between Microbot Medical Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The defined term “Registration Statement” in the ATM Agreement is amended by deleting “333-250966” and inserting in its place “333-275634”.

3. The first sentence of Section 2(b)(vii) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Unless otherwise agreed between the Company and the Manager, settlement for sales of the Shares will occur at 10:00 a.m. (New York City time) on the first (1st) Trading Day (or any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made (each, a “Settlement Date”).”

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4. Section 3(g) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Capitalization. The capitalization of the Company is as set forth in the SEC Reports as of the date set forth therein. The Company has not issued any capital stock since its most recently filed SEC Report under the Exchange Act (or in respect of issuances following the date hereof, as set forth in its most recently filed periodic report under the Exchange Act or in a Form 8-K), other than pursuant to the exercise of employee stock options under the Company’s or Subsidiaries’ equity incentive, performance, stock option or compensatory plan, contract or arrangement (a “Plan”), the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as disclosed in the SEC Reports, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.”

5. The last sentence of Section 3(h) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“The Company meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3 or, if applicable, as set forth in General Instruction I.B.6 of Form S-3 with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to such time that this representation is repeated or deemed to be made.”

6. The second sentence of Section 3(v) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as would not be reasonably expected to have a Material Adverse Effect or as disclosed in the SEC Reports.”

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7. Section 3(bb) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares from the Manager pursuant to this Agreement, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so as to reasonably ensure that it or its Subsidiaries will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.”

8. A new Section 3(qq) of the ATM Agreement is inserted and reads as follows:

“Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.”

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9. A new Section 3(rr) of the ATM Agreement is inserted and reads as follows:

“Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the past three years were, in compliance with all applicable data privacy and security laws and regulations, including, as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries, (i) has, to the knowledge of the Company, received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.”

10. Section 4(l) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Bring Down Opinions; Negative Assurance. Unless waived by the Manager, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”) addressed to the Manager and dated and delivered on such date, in form and substance reasonably satisfactory to the Manager and a negative assurance representation from Ruskin Moscou Faltischek, P.C. (“Ruskin”) addressed to the Manager and dated and delivered on such date, in form and substance reasonably satisfactory to the Manager, at each Representation Date; provided, however, that the requirement for the Company to furnish or cause to be furnished an opinion (but not with respect to a negative assurance representation) under this Section 4(l) shall be waived for any Representation Date other than a Representation Date on which a material amendment to the Registration Statement or Prospectus is made or on which the Company files its Annual Report on Form 10-K or a material amendment thereto under the Exchange Act, unless the Manager reasonably requests, upon a material adverse change in the results of operations, business or condition of the Company, such opinion required by this Section 4(l) in connection with a Representation Date, upon which request such opinion shall be deliverable hereunder. The Manager hereby agrees that each of Mintz and Ruskin may provide a reliance letter for a previously delivered opinion or negative assurance representation, as applicable, stating that such opinion or negative assurance representation may continue to be relied on, in lieu of providing an opinion or negative assurance representation on any such date.”

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11. Section 4(l) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Delivery of Opinion. The Company shall have caused (i) Mintz to furnish its opinion to the Manager and (ii) Ruskin to furnish its negative assurance statement to the Manager, each dated as of such date and addressed to the Manager in form and substance acceptable to the Manager.”

12. Section 7(a) of the ATM Agreement is hereby amended and restated in its entirety as follows:

(a)	Indemnification by Company. The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any Proceeding, commenced or threatened (whether or not the Manager is a target of or party to such Proceeding) or result from or relate to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.”

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13. The second sentence of Section 13 of the ATM Agreement is hereby amended and restated as follows:

“Notwithstanding anything herein to the contrary, this Agreement shall not supersede the letter agreement, dated May 29, 2024, by and between the Company and the Manager, which shall, to the extent it remains effective in accordance with the terms thereof, continue to survive and be enforceable by the Manager in accordance with its terms, provided that, in the event of a conflict between the terms of the letter agreement and this Agreement, the terms of this Agreement shall prevail.”

14. The Company and Wainwright hereby agree that the date hereof shall be a Representation Date under the ATM Agreement and the Company shall file a Prospectus Supplement with the Commission on the date hereof and deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on the date hereof and shall reimburse Wainwright for legal fees and expenses in the amount of $50,000 on the date hereof.

15. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

16. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

Accepted and Agreed:

Microbot Medical Inc.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chief Executive Officer, President and Chairman

[signature page to MBOT Amendment to atm agreement]

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